As filed with the Securities Exchange Commission on September 16, 2025

Registration Statement No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

OceanPal Inc.
(Exact name of registrant as specified in its charter)

Republic of the Marshall Islands (State or other jurisdiction of incorporation or organization)	N/A (I.R.S. Employer Identification Number)
OceanPal Inc.
c/o Steamship Shipbroking
Enterprises Inc.
Pendelis 26, 175 64 Palaio
Faliro, Athens, Greece
+ 30-210-9485-360
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Seward & Kissel LLP
Attention: Edward S. Horton, Esq.
One Battery Park Plaza
New York, New York 10004
(212) 574-1200
(Name, address, including zip code, and telephone number,
including area code, of agent for service)
_________________________________________

Copies to:
Edward S. Horton, Esq.
Seward & Kissel LLP
One Battery Park Plaza
New York, New York 10004
(212) 574-1200 (telephone number)
(212) 480-8421 (facsimile number)
_________________________________________

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.
Emerging growth company ☒
If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒
The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling shareholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED September 16, 2025

PROSPECTUS

145,978 shares of Common Stock offered by Selling Stockholders

OCEANPAL INC.
This prospectus relates to the resale or other dispositions by certain selling shareholders identified in this prospectus or in a subsequent prospectus supplement of up to an aggregate of 145,978 shares of our common stock. The selling shareholders may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale or at negotiated prices. The selling shareholders may sell the common stock covered by this prospectus to or through underwriters, brokers or dealers or directly to purchasers. Underwriters, brokers or dealers may receive discounts, commissions or concessions from the selling shareholders, purchasers in connection with sales of the common stock covered by this prospectus, or both. If underwriters or dealers are involved in the sale of any of the common stock offered by this prospectus, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth, or will be calculable from the information set forth, in a supplement to this prospectus. Additional information relating to the distribution of the common stock covered by this prospectus by the selling shareholders can be found in this prospectus under the heading “Plan of Distribution.”
We will not receive any proceeds from the sale of the common stock by the selling shareholders. Except for underwriting discounts, selling commissions and/or similar charges incurred for the sale of any shares, which will be paid by the selling shareholders, we have agreed to pay the expenses incurred in connection with the registration of the shares of common stock covered by this prospectus.
Our common stock is currently listed on the Nasdaq Capital Market (“Nasdaq”), under the symbol “OP.” On September 15, 2025, the last reported price of our common stock on Nasdaq was $1.22 per share.
An investment in the common stock covered by this prospectus involves a high degree of risk. See the section entitled “Risk Factors” on page 6 of this prospectus, and other risk factors contained in any prospectus supplement and in the documents incorporated by reference herein and therein before investing in shares of our common stock covered by this prospectus.
NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
The date of this prospectus is September 16, 2025.

i

ABOUT THIS PROSPECTUS
Unless otherwise indicated, all dollar references in this prospectus are to U.S. dollars and financial information presented in this prospectus that is derived from financial statements incorporated by reference is prepared in accordance with accounting principles generally accepted in the United States.
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “Commission”). The selling shareholders named in this prospectus (or in a prospectus supplement) may, from time to time in one or more offerings, sell, or otherwise dispose of up to 145,978 shares of our common stock covered by this prospectus to purchase shares of our common stock, as described in this prospectus. We will not receive any of the proceeds from sales by the selling shareholders. We have agreed to pay the expenses incurred in registering these shares, including legal and accounting fees.
This prospectus may be supplemented from time to time by one or more prospectus supplements. A prospectus supplement may also add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement. You should read both this prospectus and any prospectus supplement, together with any post-effective amendments to the registration statement, and the additional information described under the headings “Where You Can Find Additional Information” and “Incorporation of Certain Documents by Reference.” You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement or in any free writing prospectus that we may provide you. We have not, and the selling shareholders have not, authorized anyone to provide you with information different from that contained in this prospectus and neither we nor any selling shareholder take any responsibility for any other information that others may give you. You should not assume that the information contained in this prospectus, any prospectus supplement, any document incorporated by reference or any free writing prospectus is accurate as of any date other than the date mentioned on the cover page of these documents.
This prospectus and any accompanying prospectus supplement or free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and any accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
The Private Securities Litigation Reform Act of 1995 provides safe harbor protections for forward-looking statements in order to encourage companies to provide prospective information about their business. We desire to take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and are including this cautionary statement in connection therewith. Forward-looking statements include, but are not limited to, statements concerning plans, objectives, goals, strategies, future events or performance, underlying assumptions and other statements, which are other than statements of historical fact.
This document and any other written or oral statements made by us or on our behalf may include forward-looking statements, which reflect our current views with respect to future events and financial performance, and are not intended to give any assurance as to future results. When used in this document, the words “believe”, “anticipate,” “intends,” “estimate,” “forecast,” “project,” “plan,” “potential,” “will,” “may,” “should,” “expect,” “targets,” “likely,” “would,” “could,” “seeks,” “continue,” “possible,” “might,” “pending,” and similar expressions, terms or phrases may identify forward-looking statements.
The forward-looking statements in this prospectus are based upon various assumptions, many of which are based, in turn, upon further assumptions, including without limitation, management's examination of historical operating trends, data contained in our records and other data available from third parties. Although we believe that these assumptions were reasonable when made, because these assumptions are inherently subject to significant uncertainties and contingencies which are difficult or impossible to predict and are beyond our control, we cannot assure you that we will achieve or accomplish these expectations, beliefs or projections. As a result, you are cautioned not to rely on any forward-looking statements.
Such statements reflect our current views with respect to future events and are subject to certain risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated, expected or intended. Such forward-looking statements, because they relate to future events, are by their very nature subject to many important factors that could cause our actual results to differ materially from those contemplated.
In addition to these important factors and matters discussed elsewhere herein, including under the heading “Risk Factors,” and in the documents incorporated by reference herein important factors that, in our view, could cause actual results to differ materially from those discussed in the forward-looking statements include, but are not limited to:
•	the strength of world economies;
•	fluctuations in currencies, interest rates and inflationary pressures;
•
market conditions and trends, including volatility in charter rates for our vessels, factors affecting supply and demand for dry bulk commodities as well as oil and oil-related products, fluctuating vessel values, and opportunities for the profitable operations of dry bulk carriers and tankers;

•	changes in the supply of vessels, including when caused by new newbuilding vessel orders or changes to or terminations of existing orders, and vessel scrapping levels;
•	changes in worldwide oil production;
•	changes in our operating and capitalized expenses, including bunker prices, crew costs, dry-docking, costs associated with regulatory compliance, and insurance costs;
•	our future operating or financial results;
•	changes in our ability to continue as a going concern;

•	our ability to pay dividends to holders of our securities;
•
our ability to borrow under future debt agreements on favorable terms or at all, and our ability to comply with the covenants contained in any debt agreements we may enter into in the future, in particular due to economic, financial or operational reasons;

•	our continued ability to enter into time or voyage charters with existing and new customers, and to re-charter our vessels upon the expiry of any existing charters;
•
changes to our financial condition and liquidity, including our ability to fund capital expenditures and investments in the acquisition and refurbishment of our vessels (including the amount and nature thereof and the timing of completion thereof, the delivery and commencement of operations dates, expected downtime and lost revenue), and other general corporate activities;

•	changes in governmental rules and regulations or actions taken by regulatory authorities;
•	potential liability from pending or future disputes, proceedings or litigation, and potential costs due to environmental damage and vessel collisions;
•
compliance with governmental, tax, environmental and safety regulation, any non-compliance with the U.S. Foreign Corrupt Practices Act of 1977 (FCPA) or other applicable regulations relating to bribery;

•
new environmental regulations and restrictions, whether at a global level stipulated by the International Maritime Organization, and/or regional/national imposed by regional authorities such as the European Union or individual countries;

•	general economic conditions and conditions in the oil industry;
•	effects of new products and new technologies in our industry;
•	potential cyber-attacks or other disruption of information technology systems which may disrupt our business operations;
•	the failure of counterparties to fully perform their contracts with us;
•	our dependence on key personnel;
•	adequacy of insurance coverage;
•	our ability to obtain indemnities from customers;
•	the volatility of the price of our common stock;
•	future sales of our securities in the public market and our ability to regain and maintain our compliance with Nasdaq listing requirements, including as a result of this offering;
•	our incorporation under the laws of the Marshall Islands and the different rights to relief that may be available compared to other countries, including the United States;

•
general domestic and international political conditions or labor disruptions, including “trade wars”, such as the armed conflicts in the Ukraine and the Middle East, acts of piracy or maritime aggression or other hostilities, such as recent maritime incidents involving vessels in and around the Red Sea, global public health threats and major outbreaks of diseases;

•	the impact of port or canal congestion or disruptions;
•	impacts of outbreaks of global or regional epidemic and pandemic diseases on the shipping industry;
•	potential physical disruption of shipping routes due to accidents, climate-related reasons (acute and chronic), political events, public health threats, international hostilities and instability;
•	other important factors described from time to time in the reports we filed with the U.S. Securities and Exchange Commission, or the SEC; and
•	other factors discussed in the “Risk Factors” section of this prospectus.
This prospectus may contain assumptions, expectations, projections, intentions and beliefs about future events. These statements are intended as forward-looking statements. We may also from time to time make forward-looking statements in other documents and reports that are filed with or submitted to the Commission, in other information sent to our securityholders, and in other written materials. We also caution that assumptions, expectations, projections, intentions and beliefs about future events may and often do vary from actual results and the differences can be material. We undertake no obligation to publicly update or revise any forward-looking statement contained in this prospectus, whether as a result of new information, future events or otherwise, except as required by law. See the section entitled "Risk Factors," on page 6 of this prospectus and in our Annual Report on Form 20-F for the fiscal year ended December 31, 2024 filed with the Commission on April 15, 2025 (the “Annual Report”), and incorporated by reference herein, for a more complete discussion of these risks and uncertainties and for other risks and uncertainties. These factors and the other risk factors described in this prospectus and the documents incorporated by reference are not necessarily all of the important factors that could cause actual results or developments to differ materially from those expressed in any of our forward-looking statements. Other unknown or unpredictable factors also could harm our results. Consequently, there can be no assurance that actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, us. Given these uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements.

v

PROSPECTUS SUMMARY
This section summarizes some of the information that is contained later in this prospectus or in other documents incorporated by reference into this prospectus. You should carefully read all of the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement, including the “Risk Factors” and our financial statements and related notes contained herein and therein, before making an investment decision. In this prospectus, all references to “we,” “our,” “us” the “Company” and the “Corporation” shall refer to OceanPal Inc. and, unless the context requires otherwise, its consolidated subsidiaries.
We use the term deadweight tons, or dwt, expressed in metric tons, each of which is equivalent to 1,000 kilograms, in describing the size of our vessels. Dwt refers to the maximum weight of cargo and supplies that a vessel can carry. A “ton mile” is a standardized shipping metric and refers to the volume of cargo being carried (a “ton”) and the distance sailed for the shipment in nautical miles.
All references in this prospectus to “$,” “US$,” “U.S.$,” “U.S. dollars,” “dollars” and “USD” are to the lawful currency of the United States.
Our Company
We are a global provider of shipping transportation services. We specialize in the ownership of vessels. Each of our vessels is owned through a separate wholly owned subsidiary.
As of the date of this prospectus, our operating fleet consists of two Panamax dry bulk carriers with a carrying capacity of 149,916 dwt and a weighted average age of 20.6 years and one MR2 product tanker vessel with a carrying capacity of 49,999 dwt and an age of 16.5 years. Our vessels transport bulk commodities, including iron ore, coal, and grain, as well as refined petroleum products.
Our Current Fleet
The following table presents certain information concerning the vessels in our fleet, as of September 16, 2025:
Fleet Employment Profile
	Dry Bulk Vessels BUILT DWT	Gross Rate (USD/Day)	Com*	Charterers	Delivery Date to Charterers**	Redelivery Date to Owners***	Notes
				1 Panamax Bulk Carriers
1	CALIPSO	$7,250	5.00%	CHINA RESOURCE CGARTERING PTE. LTD	24-May-25	01-Sept-25
	2005 73,691	$10,600	5.00%	REACHY SHIPPING (SGP) PTE. LTD.	01-Sept-25	21-Oct-25	1
2	MELIA 2005 76,225	$7,100	5.00%	CHINA RESOURCE CHARTERING LIMITED	09-Jan-25	01-Aug-25	2
		$11,125	5.00%	CHINA RESOURCE CHARTERING LIMITED	01-Aug-25	01-Nov-25 – 01-Jan-26	3
	Tanker Vessel BUILT DWT	Employment	Com*	Charterers	Delivery Date to Charterers**	Redelivery Date to Owners***	Notes
				1 MR2 Tanker
3	ZEZE START 2009 49,999	$ 19,500	1.25%	ABU DHABI MARINE INTERNATIONALCHARTERING HOLDINGS LIMITED	16-Feb-25	19-Sept-25	4,5

* Total commission percentage paid to third parties.
** In case of newly acquired vessel with new time charter attached, this date refers to the expected/actual date of delivery of the vessel to the Company.
*** Range of redelivery dates, with the actual date of redelivery being at the Charterers’ option, but subject to the terms, conditions, and exceptions of the particular charterparty.

Notes:
1. Redelivery date on an estimated time charter trip duration of about 50 days.
2. The charter rate was US$3,600 per day for the first forty-four (44) days of the charter period.
3. The new rate commenced on August 5, 2025
4. The charter rate was US$16,750 per day for the first 91 days of the charter period.
5. Based on latest information

For those vessels employed in the spot market and where rates are quoted the Company has calculated the estimated rates under current specific contracted voyages. The Company gives no guarantee that these rates are correct or that the rates are sustainable beyond the duration of the current voyage. The quoted rates are not indications of future earnings, and the Company gives no assurance or guarantee of future rates after the current voyage.
Recent and Other Developments
Dividend Payments
On July 15, 2025, we paid a quarterly cash dividend of $17.5 per share, or $0.4 million in the aggregate, on our then outstanding 22,957 Series D Preferred Stock to Series D Preferred Stockholders of record date July 14, 2025, for the period from April 15, 2025, up to and including July 14, 2025.
On July 15, 2025, we paid a quarterly cash dividend of $20 per share, or $0.24 million in the aggregate, on our then outstanding 12,185 Series C Preferred Stock to Series C Preferred Stockholders of record date July 14, 2025, for the period from April 15, 2025, up to and including July 14, 2025.
July 2025 Public Offering
On July 22, 2025, we closed a public offering of 10,975,600 units at a price of $1.64 per unit, twenty five units consisting of one share of common stock par value $0.01 per share (following the effect of the reverse stock split discussed below), of the Company and one Class C Warrant to purchase one share of common stock. The Class C Warrants were immediately exercisable, subject to certain beneficial ownership provisions, and are exercisable until the three-year anniversary of the date of issuance at an exercise price equal to 225% of the public offering price. The common stock and accompanying Class C Warrants were issued separately. In addition, the Underwriter was granted a 45-day option to purchase up to 65,854 additional shares of common stock at the offering price of $40.75 per share and/or up to 1,646,340 Class C Warrants (the “Over-allotment option”), which was partially exercised on July 22, 2025. 439,024 shares of common stock were issued as of closing on July 22, 2025. Gross proceeds, before deducting placement agent’s fees and other offering expenses, were approximately $18.00 million.
The Class C Warrants also contain certain (i) provisions adjusting the exercise price and number of underlying shares of common stock and (ii) mechanisms pursuant to which the holders can exercise each Class C Warrant for no additional cash consideration. Based on the combination of these features, up to September 4, 2025, substantially all of the Class C Warrants (including those issued under the partial exercise of the Over-allotment option) have been exercised via such cashless mechanism and we issued an additional 5,952,630 shares of common stock. The remaining Class C Warrants can be exercised for i) up to 267 shares of common stock until September 20, 2025, and ii) for up to 134 shares of common stock at an exercise price of $92.25, in accordance with the underwriting agreement terms.
Reverse Stock Split
On August 25, 2025, we effected a 1-for-25 reverse split of our issued and outstanding common stock. Our common stock began trading on a split-adjusted basis on the NASDAQ Capital Market at the opening of trading on August 25, 2025. The one-for twenty five ratio was approved by our Board on August 6, 2025. As a result of this reverse stock split, on August 25, 2025, the number of our issued and outstanding common stock was reduced from 167,402,561 to 6,696,039 with no change in the number of our authorized shares or the par value of our common stock. Unless otherwise indicated, the figures in this prospectus have been adjusted to reflect the stock split.

Management of Our Fleet
Our business is the ownership of vessels. We are a holding company that wholly owns the subsidiaries which own the vessels that comprise our fleet. The holding company sets general overall direction for the company and interfaces with various financial markets. The commercial and technical management, except for insurance services, of our dry bulk fleet is carried out by DWM, a 50/50 joint venture between Wilhelmsen Ship Management and Diana Shipping. As regards our MR2 product tanker vessel, the commercial management is carried out by START, a related party company, whereas the technical management (including insurances) is carried out by Anglo-Eastern Shipmanagement (Singapore) Pte. Ltd, an unrelated company. In exchange for providing us with commercial and technical services, we pay these counterparties a fixed monthly management fee per vessel and a percentage of the vessels’ gross revenues. Insurance and handling of claims services, brokerage services of our dry bulk fleet and the provision of certain administrative management services of our holding company are carried out by Steamship, an affiliated company. Brokerage services relate to the purchase, sale or chartering of our vessels, brokerage services relating to the repairs and other maintenance of our vessels, and any relevant consulting services. Administrative management services may include budgeting, reporting, monitoring of bank accounts, compliance with banks, payroll services, legal and securities compliance services, and any other possible administrative management services that we require to perform our business activities.
Implications of Being an Emerging Growth Company
As we qualify as an “emerging growth company” as defined in the JOBS Act, we may take advantage or specified reduced reporting and other burdens that are otherwise applicable generally to public companies. These provisions include:
•
exemption from the auditor attestation requirement in the assessment of the effectiveness of the emerging growth company’s internal controls over financial reporting under Section 404(b) of Sarbanes-Oxley;

•	exemption from new or revised financial accounting standards applicable to public companies until such standards are also applicable to private companies; and
•
exemption from compliance with any new requirements adopted by the Public Company Accounting Oversight Board, or the PCAOB, requiring mandatory audit firm rotation or a supplement to the auditor’s report in which the auditor would be required to provide additional information about the audit and financial statements.

We may take advantage of these provisions until the end of the fiscal year following the fifth anniversary of the date we first sell our common equity securities pursuant to an effective registration statement under the Securities Act or such earlier time that we are no longer an emerging growth company. We will cease to be an emerging growth company until the earliest of: (i) the last day of the first fiscal year in which our annual gross revenue exceeds $1.235 billion; (ii) the last day of the fiscal year during which the fifth anniversary of the date of the IPO occurs; (iii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that are held by nonaffiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter; or (iv) the date on which we have issued more than $1 billion in non-convertible debt securities during any three-year period. In addition, Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to “opt out” of the extended transition period relating to the exemption from new or revised financial accounting standards and as a result, we comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth public companies. Section 107 of the JOBS Act provides that our decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable.

Implications of Being a Foreign Private Issuer
As a non-U.S. company which qualifies as a “foreign private issuer” subject to reporting requirements under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), we are subject to different requirements under the U.S. securities laws than U.S. domestic issuers.
Corporate Information
OceanPal Inc. is a holding company existing under the laws of the Marshall Islands. We maintain our principal executive offices at Pendelis 26, 175 64 Palaio Faliro, Athens, Greece. Our telephone number at that address is +30-210-9485-360. Our website address is http://www.oceanpal.com. The information on our website is not a part of this prospectus. The Commission maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission. The address of the Commission’s Internet site is www.sec.gov. None of the information contained on, or that can be accessed through, these websites is incorporated into or forms a part of this prospectus.

THE OFFERING

Common Stock Offered by Selling Shareholders	Up to an aggregate of 145,978 shares of our common stock.

Selling Shareholders	All shares of our common stock covered by this prospectus are being offered by the shareholders identified in “Selling Shareholders.”

Use of Proceeds:	We will not receive any of the proceeds from the sale or other disposition of the shares of common stock offered by the selling shareholders pursuant to this prospectus. See “Use of Proceeds.”

Plan of Distribution
The selling shareholders named in this prospectus may offer and sell or otherwise dispose of the shares of our common stock covered by this prospectus from time to time at such prices and on such terms as they may determine. The selling shareholders may sell the common stock covered by this prospectus to or through underwriters, brokers or dealers or directly to purchasers. Underwriters, brokers or dealers may receive discounts, commissions or concessions from the selling shareholders, purchasers in connection with sales of the common stock covered by this prospectus, or both. Additional information relating to the distribution of the common stock by the selling shareholders can be found in this prospectus under the heading “Plan of Distribution.”

Listing	Our shares of common stock are listed on the Nasdaq Capital Market, or NASDAQ, under the symbol “OP.”

Risk Factors	You should consider carefully all of the information that is contained or incorporated by reference in this prospectus and, in particular, you should evaluate the risks described under “Risk Factors.”

RISK FACTORS
An investment in our common stock involves a high degree of risk. Before making an investment in our common stock, you should carefully consider the risks and uncertainties and all other information contained or incorporated by reference in this prospectus, including those in "Item 3-Key Information-D. Risk Factors" in our Annual Report on Form 20-F for the year ended December 31, 2024 filed with the Commission on April 15, 2025, as updated by other reports and documents we file with the Commission after the date of this prospectus and that are incorporated by reference herein. Any of these risks and uncertainties could materially and adversely affect our business, results of operations and financial condition. The trading price of our securities could decline due to the occurrence of any of these risks and uncertainties, and investors could lose all or part of their investment. In assessing these risks and uncertainties, investors should also refer to the information contained or incorporated by reference in our other filings with the Commission.

USE OF PROCEEDS
We will not receive any of the proceeds from the sale or other disposition of the shares of common stock offered by the selling shareholders pursuant to this prospectus. All proceeds from the resale or other disposition of the shares of common stock pursuant to this prospectus will be for the accounts of the selling shareholders.

TAX CONSIDERATIONS
You should carefully read the discussion of the material Marshall Islands and U.S. federal income tax considerations associated with our operations and the acquisition, ownership and disposition of our common stock set forth in the section entitled “Taxation” of the Annual Report incorporated by reference herein.

DESCRIPTION OF CAPITAL STOCK
The following is a summary of the description of our capital stock and the material terms of our articles of incorporation and bylaws. Because the following is a summary, it does not contain all of the information that you may find useful. We refer you to our Amended and Restated Articles of Incorporation and Bylaws, which are filed as Exhibits 3.1 and 3.2, respectively, to the registration statement of which this prospectus forms a part, and are incorporated herein by reference.
Purpose
Our purpose, as stated in our amended and restated articles of incorporation, is to engage in any lawful act or activity for which corporations may now or hereafter be organized under the Marshall Islands Business Corporations Act, or the BCA. Our amended and restated articles of incorporation and bylaws do not impose any limitations on the ownership rights of our stockholders.
Authorized Capitalization
Under our Articles of Incorporation, our authorized capital stock consists of 1,000,000,000 shares of common stock, par value $0.01 per share and 100,000,000 shares of preferred stock, par value $0.01 per share, of which (i) 1,000,000 shares are designated Series A Participating Preferred Stock, none of which are issued and outstanding as of September 16, 2025, (ii) 500,000 shares are designated Series B Preferred Stock, all of which are issued and outstanding as of September 16, 2025, (iii) 35,000 shares are designated Series C Preferred Stock, of which 12,185 are issued and outstanding as of September 16, 2025 (iv) 47,599 shares are designated as Series D Preferred stock, of which 22,957 are issued and outstanding as of September 16, 2025, and (v) 10,000 shares are designated Series E Preferred Stock, of which 1,200 are issued and outstanding as of September 16, 2025. All of our shares of stock are in registered form.
Common Stock
Each outstanding share of common stock entitles the holder to one vote on all matters submitted to a vote of stockholders. Subject to preferences that may be applicable to any outstanding shares of preferred stock, holders of common stock are entitled to receive ratably all dividends, if any, declared by our board of directors out of funds legally available for dividends. Upon our dissolution or liquidation or the sale of all or substantially all of our assets, after payment in full of all amounts required to be paid to creditors and to the holders of preferred stock having liquidation preferences, if any, the holders of our common stock will be entitled to receive pro rata our remaining assets available for distribution. Holders of common stock do not have conversion, redemption or preemptive rights to subscribe to any of our securities. The rights, preferences and privileges of holders of common stock are subject to the rights of the holders of our preferred stock.
Preferred Stock
Our board of directors is authorized to provide for the issuance of preferred stock in one or more series with designations as may be stated in the resolution or resolutions providing for the issue of such preferred stock. At the time that any series of our preferred stock is authorized, our board of directors will fix the dividend rights, any conversion rights, any voting rights, redemption provisions, liquidation preferences and any other rights, preferences, privileges and restrictions of that series, as well as the number of shares constituting that series and their designation. Our board of directors could, without shareholder approval, cause us to issue preferred stock which has voting, conversion and other rights and preferences that could adversely affect the voting power and other rights of holders of our common stock, Series A Participating Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and other preferred stock we will issue in the future, or make it more difficult to effect a change in control. In addition, preferred stock could be used to dilute the share ownership of persons seeking to obtain control of us and thereby hinder a possible takeover attempt which, if our shareholders were offered a premium over the market value of their shares, might be viewed as being beneficial to our shareholders. The material terms of any series of preferred stock that we offer through a prospectus supplement will be described in that prospectus supplement.

Series B Preferred Stock
The Series B Preferred Shares entitle the holder thereof the right to vote up to 34% of the total number of votes entitled to be cast for all matters for which our shareholders are entitled to vote on but will have no economic rights. To the extent the aggregate voting power of any holder of Series B Preferred Shares, together with any affiliate of such holder, would exceed 49% of the total number of votes that may be cast on any matter submitted to a vote of our shareholders, the number of votes of the Series B Preferred Shares shall be automatically reduced so that such holder’s aggregate voting power, together with any affiliate of such holder, is not more than 49%.
Series C Preferred Stock
The Series C Preferred Shares have a cumulative preferred dividend accruing at the rate of 8.0% per annum, contain a $1,000 liquidation preference and are convertible into shares of common stock at the holder’s option commencing upon the first anniversary of the original issue date, at a conversion price equal to the lesser of $32,500 and the 10-trading day trailing VWAP of our common stock, subject to certain adjustments. The holder, however, will be prohibited from converting the Series C Preferred Shares into common stock to the extent that, as a result of such conversion, the holder (together with its affiliates) would beneficially own more than 49% of the total outstanding common stock.
The Series C Preferred Shares will have no voting rights except (1) in respect of amendments to the Articles of Incorporation which would adversely alter the preferences, powers or rights of the Series C Preferred Shares or (2) in the event that we propose to issue any parity stock if the cumulative dividends payable on outstanding Preferred Stock are in arrears or any senior stock.
Dividends on shares of the Series C Preferred Stock will accrue and be cumulative from the date that the shares of the Series C Preferred Stock are originally issued and will be payable on each Dividend Payment Date (as defined below) when, as and if declared by our board of directors or any authorized committee thereof out of legally available funds for such purpose. Dividends will be paid on January 15, April 15, July 15 and October 15 (each, a “Dividend Payment Date”) commencing January 15, 2022. If any Dividend Payment Date otherwise would fall on a day that is not a business day, declared dividends will be payable on the next day business day without the accumulation of additional dividends.
The Series C Preferred Stock shall be deemed to rank with respect to dividend distributions and distributions upon a Liquidation Event:
a) Seniority. Senior to (i) all classes of common stock, (ii) any Series A Participating Preferred Stock and any Series B Preferred Stock and (iii) any other class or series of capital stock established after the original issue date of the Series C Preferred Stock, the terms of which expressly provide that it is made junior to the Series C Preferred Stock or any Parity Stock as to the payment of dividends and amounts payable upon any liquidation, dissolution or winding-up, whether voluntary or involuntary (collectively referred to with the Company’s common stock as “Junior Stock”);
b) Parity. Equal with any class or series of capital stock established after the original issue date of the Series C Preferred Stock, the terms of which are not expressly subordinated or senior to the Series C Preferred Stock as to the payment of dividends and amounts payable upon liquidation, dissolution or winding-up, whether voluntary or involuntary (referred to as “Parity Stock”); and
c) Junior. Junior to any class or series of capital stock established after the original issue date of the Series C Preferred Stock, the terms of which expressly provide that it ranks senior to the Series C Preferred Stock as to the payment of dividends and amounts payable upon any liquidation, dissolution or winding-up, whether voluntary or involuntary (referred to as “Senior Stock”), and to all of our indebtedness and other liabilities, including trade payables.

Series D Preferred Stock
The Series D Preferred Stock has a cumulative preferred dividend accruing at the rate of 7.0% per annum, contain a $1,000 liquidation preference and are convertible into shares of common stock at any time at the holder’s option commencing from the original issue date, at a conversion price equal to the 10-trading day trailing VWAP of our common stock, subject to certain adjustments. Each holder, however, is prohibited from converting its shares of Series D Preferred Stock to the extent that, as a result of such conversion, the holder would beneficially own more than 49% of our total outstanding shares of common stock.
The Series D Preferred Shares will have no voting rights except (1) in respect of amendments to the Articles of Incorporation which would adversely alter the preferences, powers or rights of the holders of Series D Preferred Stock or (2) in the event that we propose to issue any parity stock if the cumulative dividends payable on our outstanding shares of Series D Preferred Stock are in arrears or any senior stock.
Dividends on shares of the Series D Preferred Stock will accrue and be cumulative from the date that the shares of the Series D Preferred Stock are originally issued and will be payable on each Dividend Payment Date (as defined below) when, as and if declared by our board of directors or any authorized committee thereof out of legally available funds for such purpose. Dividends will be paid on January 15, April 15, July 15 and October 15 (each, a “Dividend Payment Date”) commencing October 15, 2022. If any Dividend Payment Date otherwise would fall on a day that is not a business day, declared dividends will be payable on the next day business day without the accumulation of additional dividends.
The Series D Preferred Stock shall be deemed to rank with respect to dividend distributions and distributions upon a Liquidation Event:
a) Seniority. Senior to (i) all classes of common stock, (ii) any Series A Participating Preferred Stock and any Series B Preferred Stock and (iii) any other class or series of capital stock established after the original issue date of the Series D Preferred Stock, the terms of which expressly provide that it is made junior to the Series D Preferred Stock or any Parity Stock as to the payment of dividends and amounts payable upon any liquidation, dissolution or winding-up, whether voluntary or involuntary (collectively referred to with the Company’s common stock as “Junior Stock”);
b) Parity. Equal with (i) the Series C Preferred Stock, and (ii) any class or series of capital stock established after the original issue date of the Series D Preferred Stock, the terms of which are not expressly subordinated or senior to the Series D Preferred Stock as to the payment of dividends and amounts payable upon liquidation, dissolution or winding-up, whether voluntary or involuntary (referred to as “Parity Stock”); and
c) Junior. Junior to any class or series of capital stock established after the original issue date of the Series D Preferred Stock, the terms of which expressly provide that it ranks senior to the Series D Preferred Stock as to the payment of dividends and amounts payable upon any liquidation, dissolution or winding-up, whether voluntary or involuntary (referred to as “Senior Stock”), and to all of our indebtedness and other liabilities, including trade payables.
Series E Preferred Stock.
The Series E Preferred Stock has no dividend or liquidation rights. The Series E Preferred Stock votes with the common stock of the Company, and each share of the Series E Preferred Stock entitles the holder thereof to up to 25,000 votes, on all matters submitted to a vote of the stockholders of the Company, subject up to 15% of the total number of votes entitled to be cast on matters put to shareholders of the Company. The Series E Preferred Stock is convertible, at the election of the holder, in whole or in part, into common stock at a conversion price equal to the 10-trading day trailing VWAP of our common stock, subject to certain adjustments, commencing at any time after (i) the cancellation of all of our Series B Preferred Stock or (ii) the transfer for all of our Series B Preferred Stock (collectively, a “Series B Event”). The 15% limitation discussed above, shall terminate upon the occurrence of a Series B Event. The Series E Preferred Stock is transferable only to the holder’s immediate family members and to affiliated persons or entities, with the prior consent of the Company.

Preferred Stock Purchase Rights
We have entered into a Stockholders Rights Agreement, or the Rights Agreement, with Computershare Trust Company, N.A., as Rights Agent.
Under the Rights Agreement, we declared a dividend payable of one preferred stock purchase right, or Right, for each share of common stock outstanding immediately held of record as of the Close of Business (as hereinafter defined) on November 29, 2021, the Record Date. Each Right entitles the registered holder to purchase from us one one-thousandth of a share of Series A Participating Preferred Stock, par value $0.01 per share, at an exercise price of $25.00 per share. The Rights will separate from the shares of common stock and become exercisable only if a person or group acquires beneficial ownership of 15% or more of our common stock (including through entry into certain derivative positions) in a transaction not approved by our board of directors. In that situation, each holder of a Right (other than the acquiring person, whose Rights will become void and will not be exercisable) will have the right to purchase, upon payment of the exercise price, a number of shares of common stock having a then-current market value equal to twice the exercise price. In addition, if the Company is acquired in a merger or other business combination after an acquiring person acquires 15% or more of our common stock, each holder of the Right will thereafter have the right to purchase, upon payment of the exercise price, a number of shares of common stock of the acquiring person having a then-current market value equal to twice the exercise price. The acquiring person will not be entitled to exercise these Rights. Until a Right is exercised, the holder of a Right will have no rights to vote or receive dividends or any other stockholder rights.
The Rights may have anti-takeover effects. The Rights will cause substantial dilution to any person or group that attempts to acquire us without the approval of our board of directors. As a result, the overall effect of the Rights may be to render more difficult or discourage any attempt to acquire us. Because our board of directors can approve a redemption of the Rights or a permitted offer, the Rights should not interfere with a merger or other business combination approved by our board of directors.
We have summarized the material terms and conditions of the Rights Agreement and the Rights below. For a complete description of the Rights, we encourage you to read the Rights Agreement, which we have filed as an exhibit hereto.
Detachment of the Rights
The Rights are attached to all certificates representing our currently outstanding shares of common stock, or, in the case of uncertificated shares of common stock registered in book entry form, which we refer to as “book entry shares,” by notation in book entry accounts reflecting ownership, and will attach to all common stock certificates and book entry shares we issue prior to the Rights distribution date that we describe below. The Rights are not exercisable until after the Rights distribution date and will expire 10 years after the date thereof, unless we redeem or exchange them earlier as we describe below. The Rights will separate from the shares of common stock and a Rights distribution date would occur, subject to specified exceptions, on the earlier of the following two dates:
•	the 10th day after public announcement that a person or group has acquired ownership of 15% or more of the Company’s shares of common stock; or
•
the 10th business day (or such later date as determined by the Company’s board of directors) after a person or group announces a tender or exchange offer which would result in that person or group holding 15% or more of the Company’s shares of common stock.

“Acquiring person” is generally defined in the Rights Agreement as any person, together with all affiliates or associates, who beneficially owns 15% or more of the Company’s common stock. However, the Company, any subsidiary of the Company or any employee benefit plan of the Company or of any subsidiary of the Company, or any person holding common stock for or pursuant to the terms of any such plan, are excluded from the definition of “acquiring person.” In addition, persons who beneficially own 15% or more of the Company’s common stock on the effective date of the Rights Agreement are excluded from the definition of “acquiring person” until such time as they acquire additional shares in excess of 2% of the Company’s then outstanding shares of common stock as specified in the Rights Agreement for purposes of the Rights, and therefore, until such time, their ownership cannot trigger the Rights. For purposes of the Stockholders Rights Agreements, Diana Shipping Inc., Tuscany Shipping Corp., Abra Marinvest Inc. and Eleftherios Papatrifon, individually or together with one or more of their respective Affiliates will not be considered an Acquiring Person regardless of the beneficial ownership. Specified “inadvertent” owners that would otherwise become an acquiring person, including those who would have this designation as a result of repurchases of common stock by us, will not become acquiring persons as a result of those transactions.

Our board of directors may defer the Rights distribution date in some circumstances, and some inadvertent acquisitions will not result in a person becoming an acquiring person if the person promptly divests itself of a sufficient number of shares of common stock.
Until the Rights distribution date:
•	our common stock certificates and book entry shares will evidence the Rights, and the Rights will be transferable only with those certificates; and
•	any new shares of common stock will be issued with Rights and new certificates or book entry shares, as applicable, will contain a notation incorporating the Rights Agreement by reference.
As soon as practicable after the Rights distribution date, the Rights agent will mail certificates representing the Rights to holders of record of shares of common stock at the close of business on that date. After the Rights distribution date, only separate Rights certificates will represent the Rights.
We will not issue Rights with any shares of common stock we issue after the Rights distribution date, except as our board of directors may otherwise determine.
Flip-In Event
A “flip-in event” will occur under the Rights Agreement when a person becomes an acquiring person other than pursuant to certain kinds of permitted offers. An offer is permitted under the Rights Agreement if a person will become an acquiring person pursuant to a merger or other acquisition agreement that has been approved by our board of directors prior to that person becoming an acquiring person.
If a flip-in event occurs and we have not previously redeemed the Rights as described under the heading “Redemption of Rights” below or, if the acquiring person acquires less than 50% of our outstanding shares of common stock and we do not exchange the Rights as described under the heading “Exchange of Rights” below, each Right, other than any Right that has become void, as we describe below, will become exercisable at the time it is no longer redeemable for the number of shares of common stock, or, in some cases, cash, property or other of our securities, having a current market price equal to two times the exercise price of such right.
When a flip-in event occurs, all Rights that then are, or in some circumstances that were, beneficially owned by or transferred to an acquiring person or specified related parties will become void in the circumstances the Rights Agreement specifies.
Flip-Over Event
A “flip-over event” will occur under the Rights Agreement when, at any time after a person has become an acquiring person:
•	we are acquired in a merger or other business combination transaction, other than specified mergers that follow a permitted offer of the type we describe above; or
•	50% or more of our assets or earning power is sold or transferred.
If a flip-over event occurs, each holder of a Right, other than any Right that has become void as we describe under the heading “Flip-In Event” above, will have the right to receive the number of shares of common stock of the acquiring company which has a current market price equal to two times the exercise price of such Right.

Anti-dilution
The number of outstanding Rights associated with our shares of common stock is subject to adjustment for any stock split, stock dividend or subdivision, combination or reclassification of our common stock occurring prior to the Rights distribution date. With some exceptions, the Rights Agreement will not require us to adjust the exercise price of the Rights until cumulative adjustments amount to at least 1% of the exercise price. It also will not require us to issue fractional shares of our Series A Participating Preferred Stock that are not integral multiples of one-thousandth of a share, and, instead we may make a cash adjustment based on the market price of the shares of common stock on the last trading date prior to the date of exercise.
Redemption of Rights
At any time until the date on which the occurrence of a flip-in event is first publicly announced, we may order redemption of the Rights in whole, but not in part, at a redemption price of $0.01 per right. The redemption price is subject to adjustment for any stock split, stock dividend or similar transaction occurring before the date of redemption. At our option, we may pay that redemption price in cash or shares of common stock. The Rights are not exercisable after a flip-in event if they are timely redeemed by us or until ten days following the first public announcement of a flip-in event. If our board of directors timely orders the redemption of the Rights, the Rights will terminate on the effectiveness of that action.
Exchange of Rights
We may, at our option, exchange the Rights (other than Rights owned by an acquiring person or an affiliate or an associate of an acquiring person, which have become void), in whole or in part. The exchange will be at an exchange ratio of one share of common stock per right, subject to specified adjustments at any time after the occurrence of a flip-in event and prior to any person other than us or our existing stockholders becoming the beneficial owner of 50% or more of our outstanding common stock for the purposes of the Rights Agreement.
Amendment of Terms of Rights
During the time the Rights are redeemable, we may amend any of the provisions of the Rights Agreement, other than by decreasing the redemption price. Once the Rights cease to be redeemable, we generally may amend the provisions of the Rights Agreement, other than to decrease the redemption price, only as follows:
•	to cure any ambiguity, defect or inconsistency;
•	to make changes that do not materially adversely affect the interests of holders of Rights, excluding the interests of any acquiring person; or
•
to shorten or lengthen any time period under the Rights Agreement, except that we cannot lengthen the time period governing redemption or lengthen any time period that protects, enhances or clarifies the benefits of holders of Rights other than an acquiring person.

Class A Warrants, Class B Warrants and Class C Warrants
Exercisability. The Class A Warrants and Class B Warrants are exercisable at any time after their original issuance up to the date that is five years after their original issuance. The Class C Warrants are exercisable at any time after their original issuance until the three-year anniversary of the date of issuance. Each of the Class A Warrants, Class B Warrants, and the Class C Warrants are exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and, at any time a registration statement registering the issuance of the shares of common stock underlying the Class A Warrants, Class B Warrants, and the Class C Warrants under the Securities Act is effective and available for the issuance of such shares, or an exemption from registration under the Securities Act is available for the issuance of such shares, by payment in full in immediately available funds for the number of shares of common stock purchased upon such exercise. If a registration statement registering the issuance of the common stock underlying the Class A Warrants, Class B Warrants, or the Class C Warrants under the Securities Act is not effective or available and an exemption from registration under the Securities Act is not available for the issuance of such shares, the holder may, in its sole discretion, elect to exercise the Class A Warrant, Class B Warrant, or the Class C Warrant through a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the Class A Warrant, Class B Warrant, or the Class C Warrant. No fractional shares of common stock will be issued in connection with the exercise of a Class A Warrant, Class B Warrant, or the Class C Warrant. In lieu of fractional shares, we will pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price.

Exercise Limitation. A holder will not have the right to exercise any portion of the Class A Warrants, Class B Warrants, or the Class C Warrants if the holder (together with its affiliates) would beneficially own in excess of 4.99% (or, upon election by a holder prior to the issuance of any Pre-Funded warrants, 9.99%) of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the warrants. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99%, upon at least 61 days’ prior notice from the holder to us with respect to any increase in such percentage.
Exercise Price. The exercise price per whole share of common stock purchasable upon exercise of the Class A Warrants is $3,850 per share, as adjusted for the reverse stock splits effected on December 22, 2022, June 8, 2023 and August 25, 2025. The exercise price per whole share of common stock purchasable upon exercise of the Class B Warrants is $505 per share, as adjusted for the reverse stock splits effected on June 8, 2023 and August 25, 2025. The exercise price per whole share of common stock purchasable upon exercise of the Class C Warrants is $92.25 per share, as adjusted for the reverse stock split effected on August 25, 2025. The exercise price and number of shares of common stock issuable upon exercise will adjust in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock.
Transferability. Subject to applicable laws, the Class A Warrants, Class B Warrants, and Class C Warrants and the Pre-Funded warrants may be offered for sale, sold, transferred or assigned without our consent.
Exchange Listing. We do not intend to apply for the listing of the Class A Warrants, Class B Warrants, or the Class C Warrants offered in their respective offerings on any stock exchange. Without an active trading market, the liquidity of the Class A Warrants, Class B Warrants, and the Class C Warrants will be limited.
Rights as a Shareholder. Except as otherwise provided in the Class A Warrants, Class B Warrants, and Class C Warrants or the Pre-Funded warrants or by virtue of such holder’s ownership of our common stock, the holder of a Class A Warrant, Class B Warrant, and Class C Warrant or Pre-Funded warrant does not have the rights or privileges of a holder of our shares of common stock, including any voting rights, until the holder exercises the warrant.
Fundamental Transactions. In the event of a fundamental transaction, as described in the Class A Warrants, Class B Warrants, Class C Warrants, and the Pre-Funded warrants and generally including, with certain exceptions, any reorganization, recapitalization or reclassification of our shares of common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding common stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding common stock, the holders of the Class A Warrants, Class B Warrants, Class C Warrants, and the Pre-Funded warrants will be entitled to receive upon exercise of the warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the warrants immediately prior to such fundamental transaction. Additionally, as more fully described in the Class A Warrants, Class B Warrants, Class C Warrants, and the Pre-Funded warrants , in the event of certain fundamental transactions, the holders of the Class A Warrants, Class B Warrants, Class C Warrants and the Pre-Funded warrants will be entitled to receive consideration in an amount equal to the Black Scholes value of the Class A Warrants, Class B Warrants, Class C Warrants, and the Pre-Funded warrants on the date of consummation of such transaction.
Governing Law. The Class A Warrants, Class B Warrants and Class C Warrants and Warrant Agreement are governed by New York law.

SELLING SHAREHOLDERS

In connection with the Company’s spin-off transaction from Diana Shipping Inc. (“Diana Shipping” or the “selling shareholder”) effected on November 29, 2021, Diana Shipping received 10,000 shares of our Series C Preferred Stock, which, in accordance with their terms, have become convertible at Diana Shipping's option. On October 17, 2023, Diana Shipping exercised its option to convert 9,793 shares of our Series C Preferred Stock and as a result of such conversion is the record and beneficial holder of 145,978 shares of our common stock.
The table below lists the selling shareholder and other information regarding the beneficial ownership of our common stock by the selling shareholder, based on 6,696,039 shares of common stock outstanding as of September 16, 2025. We have prepared the table and the related notes based on information supplied to us by the selling shareholder. We have not sought to verify such information. The table assumes the sale of all of the shares of our common stock offered by the selling shareholder in this offering. Other information about the selling shareholder may change over time, as it is possible that the selling shareholder may acquire or dispose of shares of our common stock from time to time after the date of this prospectus. Changes in such information will be set forth in prospectus supplements to the extent required.
The term “selling shareholder” includes the shareholder listed below and its transferees, assignees, pledgees, donees and other successors. However, we cannot be certain of the identities of every such holder at this time. The identity of any selling shareholder, including any material relationship between us, our affiliates or predecessors, and a selling shareholder within the last three years, the number of shares of our common stock held by a selling shareholder before and after the offering, the number of shares of common stock to be offered by a selling shareholder, the percentage of our shares of common stock held by a selling shareholder before and after the offering, and the price and terms upon which our shares of common stock are to be sold by a selling shareholder may to the extent not included herein be set forth in a prospectus supplement to this prospectus.
Selling shareholders not included in the table below may not sell any shares of our common stock pursuant to this prospectus until we have identified the selling shareholder and the shares being offered for resale by the selling shareholder herein (including in any amendment hereto) or in a subsequent prospectus supplement. The selling shareholder may also sell or transfer all or a portion of its shares of our common stock pursuant to any available exemption from the registration requirements of the Securities Act.
Any prospectus supplement may add, substitute or change information contained in this prospectus, including the identity of such selling shareholders. See “Use of Proceeds” and “Plan of Distribution.”
We will bear all costs, expenses and fees in connection with the registration of shares of our common stock. The selling shareholders will bear all commissions and discounts, if any, attributable to their respective sales of shares.
Selling Shareholder	Number of shares beneficially owned prior to this offering		Number of shares offered	Shares beneficially owned after giving effect to this offering
	Number	Percentage		Number	Percentage
Diana Shipping Inc.	145,978	2.18%	145,978	-0-	-0-

PLAN OF DISTRIBUTION
The securities covered by this prospectus may be offered and sold by the selling shareholder, or by transferees, assignees, donees, pledgees or other successors-in-interest of such securities received from the selling shareholder, directly or indirectly through brokers-dealers, agents or underwriters on NASDAQ or any other stock exchange, market or trading facility on which such our shares of common stock are traded, or through private transactions. Our shares of common stock covered by this prospectus may be transferred, sold or otherwise disposed of by any method permitted by law, including, without limitation, one or more of following transactions:
•	ordinary brokerage transactions or transactions in which the broker solicits purchasers;
•	purchases by a broker or dealer as principal and the subsequent resale by such broker or dealer for its account;
•	block trades, in which a broker or dealer attempts to sell the securities as agent but may position and resell a portion of the securities as principal to facilitate the transaction;
•	through the writing of options on the securities, whether such options are listed on an options exchange or otherwise;
•	an exchange distribution in accordance with the rules of the applicable stock exchange;
•	in transactions other than on such exchanges or in the over-the-counter market;
•	through privately negotiated transactions;
•	through the settlement of short sales entered into after the date of this prospectus;
•	by agreement with underwriters or broker-dealers to sell a specified number of securities at a stipulated price per share;
•	a combination of any such methods of sale;
•	any other method permitted pursuant to applicable law.
The selling shareholder may also sell shares under Section 4(a)(1) of the Securities Act, including transactions in accordance with Rule 144 promulgated thereunder, if available, rather than under this prospectus.
The selling shareholder may also transfer its shares including by means of gifts, donations and contributions. Subject to certain limitations under rules promulgated under the Securities Act, this prospectus may be used by the recipients of such gifts, donations and contributions to offer and sell the shares received by them, directly or through brokers, dealers or agents and in private or public transactions.
Broker-dealers engaged by the selling shareholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling shareholder (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser), as the case may be, in amounts to be negotiated.

The selling shareholder may, from time to time, pledge or grant a security interest in some or all of the shares owned by it and, if they default in the performance of its secured obligations, the pledgees or secured parties may offer and sell the securities, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus. The selling shareholder also may transfer the shares in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.
In connection with the sale of our shares or interests therein, the selling shareholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The selling shareholder may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The selling shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).
The selling shareholders may sell the shares at market prices prevailing at the time of sale, at negotiated prices, at fixed prices or without consideration by any legally available means. The aggregate net proceeds from the sale of the securities will be the purchase price of such securities less any discounts, concessions or commissions received by broker-dealers or agents. We will not receive any proceeds from the sale of any securities by the selling shareholders.
The selling shareholder and any broker-dealers or agents who participate in the distribution of our securities may be deemed to be “underwriters” within the meaning of the Securities Act. Any commission received by such broker-dealers or agent on the sales and any profit on the resale of securities purchased by broker-dealers or agents may be deemed to be underwriting commissions or discounts under the Securities Act. As a result, we have informed the selling shareholder that Regulation M, promulgated under the Exchange Act, may apply to sales by the selling shareholder in the market. The selling shareholder or the Company may agree to indemnify any broker, dealer or agent that participates in transactions involving the sale of our securities against certain liabilities, including liabilities arising under the Securities Act.
To the extent required with respect to a particular offer or sale of our securities, we will file a prospectus supplement pursuant to Section 424(b) of the Securities Act, which will accompany this prospectus, to disclose:
•	the number and type of securities to be sold;
•	the purchase price;
•	the name of each selling shareholder and the name of any broker-dealer or agent effecting the sale or transfer and the amount of any applicable discounts, commissions or similar selling expenses; and
•	any other relevant information.
The selling shareholder is acting independently of us in making decisions with respect to the timing, price, manner and size of each sale of shares held by them. We have not engaged any broker-dealer or agent in connection with the sale of securities held by the selling shareholder, and there is no assurance that the selling shareholder will sell any or all of their securities. We have agreed to make available to the selling shareholder copies of this prospectus and any applicable prospectus supplement and have informed the selling shareholder of the need to deliver copies of this prospectus and any applicable prospectus supplement to purchasers prior to any sale to them.

Under the securities laws of some states, the securities may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the securities may not be sold unless such securities have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.
We will pay all expenses of the registration of the securities to be sold by the selling shareholder, including, without limitation, Commission filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, a selling shareholder will pay all underwriting discounts and selling commissions, if any. We may indemnify the selling shareholder named herein for liabilities including certain liabilities under the Securities Act or such selling shareholder will be entitled to contribution. We may be indemnified by such selling shareholders against civil liabilities, including liabilities under the Securities Act that may arise from any written information furnished to us by such selling shareholders specifically for use in this prospectus or we may be entitled to contribution.
Once sold under the registration statement, of which this prospectus forms a part, the shares will be freely tradable in the hands of persons other than our affiliates.
We will bear the registration costs relating to the shares offered and sold by the selling shareholder under this registration statement.

ENFORCEABILITY OF CIVIL LIABILITIES AND INDEMNIFICATION FOR
SECURITIES ACT LIABILITIES
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons, we have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.
OceanPal Inc. is incorporated under the laws of the Republic of the Marshall Islands. Furthermore, most of our directors and officers, and experts reside outside the United States, and most of their assets are located outside the United States. As a result, you may find it difficult to effect service of process within the United States upon these persons or to enforce outside the United States judgments obtained against us or these persons in U.S. courts, including judgments in actions predicated upon the civil liability provisions of the U.S. federal securities laws, or to otherwise bring original actions in foreign courts to enforce such liabilities. Likewise, it may also be difficult for you to enforce in U.S. courts judgments obtained against us or these persons in courts located in jurisdictions outside the United States, including actions predicated upon the civil liability provisions of the U.S. federal securities laws. Although you may bring an original or derivative action against us or our affiliates in the courts of the Republic of the Marshall Islands, and the courts of the Republic of the Marshall Islands may impose civil liability, including monetary damages, against us or our affiliates for a cause of action arising under Republic of the Marshall Islands law, it may impracticable for you to do so. For example, the following requirements must be met for the recognition and enforceability of a foreign judgment by courts outside the United States:
Republic of the Marshall Islands
A judgment obtained in a foreign jurisdiction would be recognized unless (1) the judgment was rendered under a system which does not provide impartial tribunals or procedures compatible with the requirements of due process of law; (2) the foreign court did not have personal jurisdiction over the defendant; (3) the foreign court did not have jurisdiction over the subject matter; or (4) the foreign country does not recognize or enforce judgments of any other foreign nation. In addition, a foreign judgment need not be recognized if (1) the defendant in the proceedings in the foreign court did not receive notice of the proceedings in sufficient time to enable him to defend; (2) the judgment was obtained by fraud; (3) the cause of action on which the judgment is based is repugnant to the public policy of the Republic of the Marshall Islands; (4) the judgment conflicts with another final and conclusive judgment; (5) the proceeding in the foreign court was contrary to an agreement between the parties under which the dispute in question was to be settled otherwise than by proceedings in the court; or (6) in the case of jurisdiction based only on personal service, the foreign court was a seriously inconvenient forum for the trial of the action. If none of the above grounds exist then the Republic of the Marshall Islands High Court will enforce a foreign judgment without a retrial on the merits. Further, the Republic of the Marshall Islands is a signatory to the New York Convention on Enforcement of Foreign Arbitral Awards.

EXPERTS
The consolidated financial statements of OceanPal Inc. appearing in OceanPal Inc.’s Annual Report (Form 20-F) for the year ended December 31, 2024, have been audited by Ernst & Young (Hellas) Certified Auditors Accountants S.A., independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
Ernst & Young (Hellas) Certified Auditors Accountants S.A. is located at 8B Chimarras street, 151 25, Maroussi, Athens, Greece and is registered as a corporate body with the public register for company auditors-accountants kept with the Body of Certified Auditors Accountants (“SOEL”), Greece with registration number 107.
EXPENSES
The following are the estimated expenses of the issuance and distribution of the securities being registered under the registration statement of which this prospectus forms a part, all of which will be paid by us.
Commission registration fee	$27.27
Legal fees and expenses	$75,000.00
Accounting fees and expenses	$15,000.00
Miscellaneous	$1,000.00
Total	$91,027.27

LEGAL MATTERS
Certain matters of Marshall Islands law will be passed upon for us by Seward & Kissel LLP, Marshall Islands counsel. Certain matters of the United States tax law will be passed upon for us by Seward & Kissel LLP, United States tax counsel.
WHERE YOU CAN FIND ADDITIONAL INFORMATION
We file annual and special reports with the Commission. You may read and copy any document that we file and obtain copies at prescribed rates from the Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling 1 (800) SEC-0330. The Commission maintains a website (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission. Our filings are also available on our website at www.oceanpal.com. The information on our website does not constitute a part of this prospectus.
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The Commission allows us to “incorporate by reference” information that we file with it. This means that we can disclose important information to you by referring you to those filed documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the Commission prior to the termination of this offering will also be considered to be part of this prospectus and will automatically update and supersede previously filed information, including information contained in this document.

We hereby incorporate by reference the documents listed below and certain future filings made with the Commission under Section 13(a), 13(c) or 15(d) of the Exchange Act:
•
Our Annual Report on Form 20-F for the year ended December 31, 2024, filed with the Commission on April 15, 2025, which contains our audited consolidated financial statements for the most recent fiscal year for which those statements have been filed;

•	Our Report on Form 6-K, furnished to the Commission on September 4, 2025.
•	Our Report on Form 6-K, furnished to the Commission on August 26, 2025.
•	Our Report on Form 6-K, furnished to the Commission on August 21, 2025.
•	Our Report on Form 6-K, furnished to the Commission on August 12, 2025.
•	Our Report on Form 6-K, furnished to the Commission on August 8, 2025.
•	Our Report on Form 6-K, furnished to the Commission on August 4, 2025.
•	Our Report on Form 6-K, furnished to the Commission on July 31, 2025.
•	Our Report on Form 6-K, furnished to the Commission on July 29, 2025.
•	Our Report on Form 6-K, furnished to the Commission on July 25, 2025.
•	Our Report on Form 6-K, furnished to the Commission on July 22, 2025.
We are also incorporating by reference all subsequent annual reports on Form 20-F that we file with the Commission and certain reports on Form 6-K or other filings that we furnish to the Commission after the date of this prospectus (if they state that they are incorporated by reference into this prospectus), including all such reports filed after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to effectiveness of such registration statement, until we file a post-effective amendment indicating that the offering of the securities made by this prospectus has been terminated. In all cases, you should rely on the later information over different information included in this prospectus or the applicable prospectus supplement.
You should rely only on the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. We have not, and any underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any accompanying prospectus supplement as well as the information we previously filed with the Commission and incorporated by reference, is accurate as of the dates on the front cover of those documents only. Our business, financial condition and results of operations and prospects may have changed since those dates.
We will provide to each person, upon written or oral request including any beneficial owner, to whom this prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus. You may request a free copy of the above-mentioned filings or any subsequent filing we incorporated by reference to this prospectus by writing or telephoning us at the following address:
OceanPal Inc.
c/o Steamship Shipbroking
Enterprises Inc.
Pendelis 26, 175 64 Palaio
Faliro, Athens, Greece
+ 30-210-9485-360
Information Provided by the Company
We will furnish holders of our common stock with annual reports containing audited financial statements and a report by our independent registered public accounting firm. The audited financial statements will be prepared in accordance with U.S. GAAP. As a “foreign private issuer,” we are exempt from the rules under the Securities Exchange Act prescribing the furnishing and content of proxy statements to shareholders. While we intend to furnish proxy statements to any shareholder in accordance with the rules of NASDAQ, those proxy statements are not expected to conform to Schedule 14A of the proxy rules promulgated under the Exchange Act. In addition, as a “foreign private issuer,” our officers and directors are exempt from the rules under the Exchange Act relating to short swing profit reporting and liability

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS
Item 8. Indemnification of Directors and Officers
I.	Article 8, Section 1 of the Bylaws of the registrant provides that:
Any person who is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another, partnership, joint venture, trust or other enterprise shall be entitled to be indemnified by the Corporation upon the same terms, under the same conditions, and to the same extent as authorized by Section 60 of the Business Corporation Act of the Marshall Islands, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The Corporation shall have the power to pay in advance expenses a director or officer incurred while defending a civil or criminal proceeding, provided that the director or officer will repay the amount if it shall ultimately be determined that the he is not entitled to indemnification under this section.
II.	Section 60 of the BCA provides as follows:
Indemnification of directors and officers:
(1)
Actions not by or in right of the corporation. A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of no contest, or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceedings, had reasonable cause to believe that his conduct was unlawful.

(2)
Actions by or in right of the corporation. A corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him or in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not, opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claims, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

II-1

(3)
When director or officer successful. To the extent that a director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (1) or (2) of this section, or in the defense of a claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.

(4)
Payment of expenses in advance. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid in advance of the final disposition of such action, suit or proceeding as authorized by the board of directors in the specific case upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section.

(5)
Indemnification pursuant to other rights. The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

(6)
Continuation of indemnification. The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(7)
Insurance. A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director or officer against any liability asserted against him and incurred by him in such capacity whether or not the corporation would have the power to indemnify him against such liability under the provisions of this section.

III. Indemnification Agreements
The registrant has entered, and expects to continue to enter, into agreements to indemnify its directors, executive officers and other employees as determined by the registrant’s board of directors. With specified exceptions, these agreements provide for indemnification for related expenses including, among other things, attorneys’ fees, judgments, fines and settlement amounts incurred by any of these individuals in any action or proceeding. The registrant believes that the provisions in its Bylaws and indemnification agreements described above are necessary to attract and retain talented and experienced officers and directors.
II-2

Item 9. Exhibits
The following documents are filed as part of this registration statement:
EXHIBIT INDEX

Exhibit No.	Description of Exhibit

4.1	Form of Common Stock certificate (1)

5.1	Opinion of Seward & Kissel LLP, United States and Marshall Islands counsel to OceanPal Inc.

8.1	Opinion of Seward & Kissel LLP, with respect to certain tax matters

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Seward & Kissel LLP (included in Exhibits 5.1 and 8.1 hereto).

24.1	Powers of Attorney (contained in signature page).

107	Filing Fee Table

(1) filed as Exhibit 2.1 to the Registrant’s annual report on Form 20-F filed with the Commission on April 15, 2025.

Item 10. Undertakings.

The undersigned registrant hereby undertakes:
(a)	Not applicable.
(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) - (f)	Reserved.
(g)	Not applicable.
(h)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(i)	Not applicable.
(j)	Not applicable.
(k)	Not applicable.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in  in Athens, Greece, on September 16, 2025.
OCEANPAL INC.

By:	/s/ Vasiliki Plousaki
Name:	Vasiliki Plousaki
Title:	Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Edward S. Horton and Jenny Elberg, or any of them, with full power to act alone, as his or her true and lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this registration statement, whether pre-effective or post-effective, including any subsequent registration statement for the same offering which may be filed under Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agent full power and authority to do and perform each and every act and thing necessary to be done, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming that said attorneys-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on September 16, 2025 in the capacities indicated.

Signature	Title

/s/ Semiramis Paliou	Chairman and Director
Semiramis Paliou

/s/ Robert Perri	Chief Executive Officer
Robert Perri	(Principal Executive Officer)

/s/ Vasiliki Plousaki	Chief Financial Officer
Vasiliki Plousaki	(Principal Financial Officer and Principal Accounting Officer)

/s/ Eleftherios Papatrifon	Director
Eleftherios Papatrifon

/s/ Ioannis Zafirakis	Director
Ioannis Zafirakis

/s/ Styliani Alexandra Sougioultzoglou	Director
Styliani Alexandra Sougioultzoglou

/s/ Grigorios-Filippos Psaltis	Director
Grigorios-Filippos Psaltis

/s/ Nikolaos Veraros	Director
Nikolaos Veraros

/s/ Alexios Chrysochoidis	Director
Alexios Chrysochoidis

AUTHORIZED UNITED STATES REPRESENTATIVE
Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of OceanPal Inc., has signed this Registration Statement on Form F-3 in City of Newark, State of Delaware, on the 16th day of September 2025.

PUGLISI & ASSOCIATES
(Authorized Representative)

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Managing Director